Exhibit 10.4

2013 Annual Base Salaries

Executive Officer	Prior Base Salary	2013 Base Salary
Douglas C. Bryant President and Chief Executive Officer	$496,501	$511,396
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	$320,816	$330,440
Mark Smits Senior Vice President, Commercial Operations, North America	$290,700	$310,000
Timothy T. Stenzel Chief Scientific Officer	$308,404	$315,000
Randall Steward Chief Financial Officer	$303,000	$315,000
John D. Tamerius Senior Vice President, Clinical and Regulatory Affairs	$290,178	$298,883